As filed with the U.S. Securities and Exchange Commission on May 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pyxis Tankers Inc.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pyxis Tankers Inc. 59 K. Karamanli Street, 15125 Maroussi, Greece 011 30 210 638 0200 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Keith Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1274 (Name, address and telephone number of agent for service)

Copies to:

Keith Billotti, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1274 (telephone number)

(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging Growth Company [  ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Stock, par value U.S. $0.001 per share	—	—	—		—
Preferred Shares, par value U.S. $0.001 per share	—	—	—		—
Debt Securities(3)	—	—	—		—
Warrants	—	—	—		—
Purchase Contracts	—	—	—		—
Rights	—	—	—		—
Units	—	—	—		—
Primary Offering Total	—	—	$250,000,000	(4)	$27,275	(4)
Total			$250,000,000		$27,275	(5)

(1)	Other than securities registered in the Secondary Offering, there are being registered under this registration statement such indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants, purchase contracts, rights and units of the registrant as shall have an aggregate initial offering price not to exceed $250,000,000, including an indeterminate number of securities of the types listed that are convertible, exchangeable or rearrangeable into one or more of the securities listed. Any securities registered under this registration statement in the Primary Offering may be sold separately or as units with other securities registered under this registration statement. The amount of each class of securities being registered under this registration statement in the Primary Offering is not specified pursuant to General Instruction II.C of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The proposed maximum initial offering prices per unit or security in the Primary Offering will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)	An indeterminate amount of debt securities may be senior or subordinated. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Pyxis Tankers Inc. pursuant to this registration statement exceed $250,000,000.
(5)	Pursuant to Rule 457(p) under the Securities Act, the total registration fee due is offset by $11,706, representing the filing fee previously paid by Pyxis Tankers Inc. with respect to 94,025,000 of Pyxis Tankers Inc.’s common shares registered and unsold pursuant to the Registration Statement on Form F-3 (File No. 333-222848) filed with the SEC on February 2, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 14, 2021

PRELIMINARY PROSPECTUS

PYXIS TANKERS INC.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

Through this prospectus, we may periodically offer:

(1)	our common stock,

(2)	our preferred stock,

(3)	our debt securities,

(4)	our warrants,

(5)	our purchase contracts,

(6)	our rights, and

(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $250,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered by us in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities, unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PXS.” Our Series A Cumulative Convertible Preferred Shares (the “Series A Preferred Shares”) are listed on NASDAQ Capital Market under the symbol “PXSAP”, and our warrants (the “Warrants”) are listed on NASDAQ under the symbol “PXSAW”. On May 10, 2021, the last reported sale price of our common stock on NASDAQ was $0.82 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates as of May 10, 2021 was $15,968.596.40, based on 37,225,792 shares of common stock outstanding, of which 19,473,898 are held by non-affiliates, and a closing price on NASDAQ of $0.82 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as documents which are incorporated by reference herein and therein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts and units, each as described in this prospectus, in any combination, in one or more offerings up to an aggregate dollar amount of $250,000,000. This prospectus generally describes us and the securities we may offer. Each time we offer securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all of the information in the registration statement. Forms of the indentures are filed as exhibits to this the registration statement. Other documents establishing the terms of the offered securities will be filed by way of a post-effective amendment or by incorporation by reference to documents filed with the SEC. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described in the section of this prospectus entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained or incorporated by reference in this prospectus.

Unless otherwise indicated, references in this prospectus to “Pyxis Tankers Inc.,” “Pyxis,” “we,” “us” and “our” and similar terms refer to Pyxis Tankers Inc. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Pyxis Tankers Inc.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

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FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business and making acquisitions, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “potential”, “may,” “should” and similar expressions are forward-looking statements. All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as our future operating or financial results, global and regional economic and political conditions, including piracy, pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs, competition in the product tanker industry, statements about shipping market trends, including charter rates and factors affecting supply and demand, our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market and our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section of this prospectus entitled “Risk Factors” as well as in “Item 3. Key Information – D. Risk Factors” section of our Annual Report for the year ended December 31, 2020 filed with the SEC on April 12, 2021 (“2020 Annual Report”). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions and compliance, including environmental and securities matters, taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	our future operating or financial results;

●	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;

●	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

●	our ability to successfully employ our vessels, including under time charters;

●	changes in our operating expenses, including bunker fuel prices, dry docking costs, general and administrative expenses and insurance costs, including adequacy of coverage;

●	our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

●	planned, pending or recent acquisitions and divestitures, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;

●	vessel breakdowns and instances of off-hire;

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●	potential claims or liability from future litigation, government inquiries and investigations and potential costs due to environmental damage and vessel collisions;

●	the arrest or detention of our vessels by maritime claimants or governmental authorities;

●	any disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;

●	general product tanker shipping market trends, including fluctuations in charter hire rates and vessel values and their useful lives;

●	changes in supply and demand in the product tanker shipping industry, including the market for our vessels and the number of new buildings under construction;

●	the strength of world and regional economies;

●	stability of Europe and the Euro;

●	disruption of world trade due to rising protectionism, breakdown of multilateral trade agreements, acts of piracy, terrorism, political events, public health threats, international hostilities and instability;

●	fluctuations in interest rates, including the impact on our debt of the discontinuance of the London Interbank Offered Rate, or LIBOR, after 2021, and foreign exchange rates;

●	changes in seaborne and other transportation;

●	business disruptions due to natural disasters and health catastrophes, such as the outbreak of Coronavirus (“COVID-19”);

●	the length and severity of epidemics and pandemics, including the going global outbreak of COVID-19 and its impact on the demand for seaborne transportation in the tanker sector;

●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

●	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies;

●	general domestic and international political conditions; the length and number of off-hire periods and dependence on key employees and third-party managers; and

●	other factors discussed under “Risk Factors” in this prospectus and in “Item 3. Key Information – D. Risk Factors” in the 2020 Annual Report, and please see the Company’s other filings with the SEC for a more complete discussion of certain of these and other risks and uncertainties.

You should not place undue reliance on forward-looking statements contained in this prospectus, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents By Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

The Company

We are an international maritime transportation company focused on the product tanker sector. Our fleet is comprised of five double hull product tankers, which are currently employed under a mix of spot and short-term time charters. As of the date of this prospectus, our fleet had a weighted average age of 9 years, based on dwt, compared to an industry average of approximately 11 years for the product tanker fleet, with a total cargo carrying capacity of 170,019 dwt. We acquired these five vessels in 2015 from affiliates of our founder and Chief Executive Officer, Mr. Valentios (“Eddie”) Valentis. Three of the vessels in the fleet are medium range (“MR”) tankers, all of which have eco-efficient or eco-modified designs, and two are short-range tanker sister ships. Each of the vessels in the fleet has International Maritime Organization certifications and is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Our principal objective is to own and operate our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the product tanker sector to maximize our revenues. We intend to expand the fleet through selective acquisitions of modern product tankers, primarily MRs, and to employ our vessels through time charters to creditworthy customers and on the spot market. We intend to continually evaluate the markets in which we operate and, based upon our view of market conditions, adjust our mix of vessel employment by counterparty and stagger our charter expirations. In addition, we may choose to opportunistically direct asset sales or acquisitions when conditions are appropriate. Management is considering the potential sale and / or bareboat charter of Northsea Alpha and Northsea Beta.

We are incorporated under the laws of the Republic of the Marshall Islands as Pyxis Tankers Inc. Our principal executive offices are located at 59 K. Karamanli Street, Maroussi, Greece, 15125 and our phone number is +30 210 638 0200. Our website address is www.pyxistankers.com. The information contained on our website is not part of this prospectus.

Recent Developments

Issuance of shares

On January 4, 2021 and April 2, 2021, following the second amendment to the Amended and Restated Promissory Note dated May 14, 2019 (the “Amended and Restated Promissory Note”) entered into by us and Maritime Investors Corp. (“Maritime Investors”), we issued 64,446 and 47,827, respectively, of our common shares at the volume weighted average closing share price for the 10-day period immediately prior to the quarter end, in order to settle the interest charged on the Amended and Restated Promissory Note.

Pyxis Regains Compliance with NASDAQ’s Minimum Closing Bid Price Rule

On July 2, 2020, NASDAQ had notified us of our noncompliance with the minimum bid price of $1.00 over the previous 30 consecutive business days as required by the listing rules of the NASDAQ Stock Market. On December 29, 2020, we received written notification granting us a 180-day extension, or until June 28, 2021, to regain compliance with the minimum bid price requirement. Subsequently, from January 28, 2021 to February 16, 2021, our closing bid price for our common shares was $1.00 per share or greater and, on February 17, 2021, NASDAQ informed us that we had regained compliance with the exchange’s minimum closing bid price rule (NASDAQ Listing Rule 5550(a)(2)).

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Closing of $25.0 Million Private Placement of Common Stock

On February 24, 2021 we announced that we had closed our definitive securities purchase agreements (the “2021 Securities Purchase Agreement”) with a group of investors, which resulted in gross proceeds to the Company of $25.0 million, before deducting placement offering expenses. We issued 14,285,715 shares of common stock at a price of $1.75 per share (the “2021 Private Placement Transaction”). We used a portion of the net proceeds from the offering for the repayment of outstanding indebtedness and expect to use some of the remaining proceeds for potential vessel acquisitions. The securities offered and sold by us in the private placement were subsequently registered under the Securities Act, under a resale registration statement filed with the SEC and became effective on March 11, 2021. Any resale of our shares under such resale registration statement will be made only by means of a prospectus.

Series A Preferred Share Conversions & Warrant Exercises

Since January 1, 2021 through May 10, 2021, an aggregate of 40,289 of Series A Preferred Shares were converted into 720,423 registered common shares of the Company and 144,500 Warrants were exercised for 144,500 registered common shares.

Amendment to Eighthone Loan

On March 4, 2021, Eighthone Corp., the owner of the Pyxis Epsilon, entered into a Third Amendment with Wilmington Trust, National Association, as agent, to modify two loan covenants. The minimum liquidity amount thereunder shall remain at $0.5 million through 2021 and increase to $0.75 million thereafter until maturity. The minimum security cover thereunder shall remain at 115% of the outstanding loan (currently $24 million) through 2021 and increase to 125% thereafter. All other terms and conditions shall remain in full force and effect.

Refinancing of Eighthone Loan

On March 30, 2021, we announced that we had successfully completed the refinancing of a previous loan facility secured by the Pyxis Epsilon with a $17 million loan which has an interest rate of Libor plus 3.35% and is repayable over 5 years.

Vessel Acquisition

On April 29, 2021, we announced that we have entered into a definitive agreement with an unaffiliated third party to purchase a medium range product tanker of approximately 47,000 dwt built in 2013 at Hyundai Mipo shipyard in South Korea. The purchase price of $20 million is expected to be funded by a combination of bank debt and cash. It is anticipated that the acquisition, which is subject to customary closing conditions, will be completed during the summer of 2021.

Monthly Dividend

On January 20, 2021, February 22, 2021, March 22, 2021, and April 20, 2021, we paid cash dividends of $0.1615 per Series A Preferred Share for each month. On May 3, 2021, our board of directors declared a monthly dividend of $0.1615 per share on the Series A Preferred Shares, par value $0.001 per share, for the month of May 2021. The cash dividend will be payable on May 20, 2021 to holders of record as of May 13, 2021.

Update on Shares Issued and Outstanding

As of May 10, 2021, we have 37,225,792 issued and outstanding common shares, 141,186 Series A Preferred Shares and 1,590,540 Warrants.

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Implications of No Longer Being an Emerging Growth Company

On December 31, 2020, we ceased to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Since we are not an “accelerated filer” or a “large accelerated filer” (as such terms are defined under the U.S. securities laws), we are not required comply with the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“SOX”), which would otherwise require our independent registered public accounting firm to provide us with an attestation report on the effectiveness of our internal control over financial reporting (“ICFR”). Compliance with Section 404 is expensive for our shareholders and time consuming for management and could result in the detection of internal control deficiencies of which we are currently unaware. While we are not required to comply with Section 404(b) of SOX, we are required to comply with other SOX mandates, including CEO and CFO certifications, the requirement to establish and maintain ICFR and have management assess its effectiveness, and a financial statement audit by an independent auditor, who is required to obtain an understanding of ICFR in the performance of the financial statement audit but not for the purpose of expressing an opinion on the effectiveness of our ICFR. If we become subject to additional SOX provisions, including Section 404(b), in the future, compliance with these provisions will likely incrementally increase our legal and other compliance costs and make some activities more time consuming and costly.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, our common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $250,000,000. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and associated with an investment in the securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in the 2020 Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Conversion of the Series A Preferred Shares and Warrants will dilute the ownership interest of existing shareholders

As of May 10, 2021, there are currently 141,186 Series A Preferred Shares and 1,590,540 Warrants outstanding. Each Series A Preferred Share is convertible into common stock at any time of the option of the holder. Additionally, each Warrant represents the right to purchase a common share at a pre-determined exercise price. The conversion of the Series A Preferred Shares and exercise of outstanding Warrants will dilute the ownership interest of existing shareholders by up to 10%. Our loan agreements contain covenants that require Mr. Valentis to maintain beneficial ownership of 40% or more of our common shares (as of May 10, 2021, he held 47.3%). If Mr. Valentis’ ownership decreases below this threshold, including through events outside of our control, we may be in default under our credit facilities, in which case our creditors could accelerate our indebtedness, which may have a material adverse effect on our business and results of operations.

Two separate warrants, the first exercisable for the purchase of an aggregate of 2,000 Series A Preferred Shares and the second exercisable for the purchase of an aggregate of 16,000 warrants to purchase common shares, which are not included in the figures provided above, were issued to certain employees of ThinkEquity as compensation in connection with ThinkEquity’s role as underwriter and placement agent in the Company’s recent Series A Preferred Shares and Warrants transaction.

If our common stock does not meet the NASDAQ’s minimum share price requirement, and if we cannot cure such deficiency within the prescribed timeframe, our common stock could be delisted.

Under the rules of NASDAQ, listed companies are required to maintain a share price of at least $1.00 per share. If the share price declines below $1.00 for a period of 30 consecutive trading days, then the listed company has a cure period of at least 180 days to regain compliance with the $1.00 per share minimum. If the price of our common stock closes below $1.00 for 30 consecutive days, and if we cannot cure that deficiency within the 180-day timeframe, then our common stock could be delisted. On July 2, 2020, Nasdaq had notified us of our noncompliance with the minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq’s listing rules. On December 29, 2020, we received written notification granting us a 180-day extension, or until June 28, 2021 to regain compliance with the minimum bid price requirement. Subsequently, from January 28, 2021 to February 16, 2021, our closing bid price for our common shares has been $1.00 per share or greater and Nasdaq has informed us that we have regained compliance with the exchange’s minimum closing bid price rule and the matter is closed.

As of the date of this prospectus, our current share price is below $1.00. If the closing price of our common shares on NASDAQ does not increase, it could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements and the 2021 Securities Purchase Agreement (as defined below) as well as constitutes an event of default under certain classes of our preferred stock and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

Furthermore, as a foreign private issuer, our corporate governance practices are exempt from certain NASDAQ corporate governance requirements applicable to U.S. domestic companies. As a result, our corporate governance practices may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

We believe that our corporate governance practices are in compliance with the applicable NASDAQ listing rules and are not prohibited by the laws of the Republic of the Marshall Islands.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered by us as set forth in the applicable prospectus supplement.

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CAPITALIZATION

Updated information about our capitalization will be included in applicable future prospectus supplements.

The following table sets forth our capitalization at December 31, 2020 ($ U.S., thousands):

●	on an actual basis; and

●	on an as adjusted basis to give effect to the following transactions through March 30, 2021:

○	Scheduled loan principal payments aggregating $830 under our credit facilities with Amsterdam Trade Bank and Alpha Bank;

○	Conversion of 40,289 Series A Preferred Shares into 720,423 common shares of the Company;

○	Exercise of 144,500 Warrants to purchase 144,500 of the Company’s common stock for approximately $202 in total at a price of $1.40 per share;

○	Issuance of 64,446 common shares to settle approximately $57 of partial interest expense paid to Maritime Investors Corp. under the Amended and Restated Promissory Note;

○	Payment of cash dividends aggregating approximately $82 on the Series A Preferred Shares;

○	2021 Private Placement Transaction, which involved the private placement of 14,285,715 shares of common stock at a purchase price of $1.75 per share, for net proceeds of approximately $23,145; and

○	Refinancing of the Eighthone loan (Pyxis Epsilon) of $24 million with a new bank under a loan facility, repayable over 5 years, of $17 million amortizing secured loan plus incremental cash of approximately $7,275.

	December 31, 2020
	Actual	As Adjusted

Secured debt	53,586	45,838
Unsecured debt	5,000	5,000
Total debt (1)	58,586	50,838

Preferred Stock	-	-
Common stock	22	37
Additional paid-in capital	79,692	103,072
Accumulated deficit	(50,155)	(50,730)
Total stockholders’ equity	29,559	52,379

Total capitalization	88,145	103,217

Common Shares Outstanding	21,962,881	37,177,965

(1)	Total debt is presented as net of deferred financing costs

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DESCRIPTION OF CAPITAL STOCK

We are a corporation organized under the laws of the Republic of the Marshall Islands and are subject to the provisions of Marshall Islands law. Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, of which 37,225,792 are issued and outstanding as of May 10, 2021 and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 Series A Preferred Shares were issued and 141,186 shares of Series A Preferred Shares were issued and outstanding as of May 10, 2021. All of our shares of stock are in registered form. There are no limitations on the rights to own securities, including the rights of non-resident or foreign stockholders to hold or exercise voting rights on the securities, imposed by Marshall Islands law or by our Articles of Incorporation or Bylaws.

The following is a description of the material terms of our Articles of Incorporation and Bylaws. Please see our Articles of Incorporation and Bylaws, copies of which have been filed as Exhibits 3.1 and 3.2, respectively, to our Registration Statement on Form F-4 (File No. 333-203598) filed with the SEC on April 23, 2015 and our 2020 Annual Report. The information contained in the above referenced exhibits and under the heading “Item 10. Additional Information—Memorandum and Articles of Association” in the 2020 Annual Report is incorporated by reference herein. Other than as disclosed in our 2020 Annual Report, there have been no material securities issuances.

Purpose

Our purpose, as stated in our Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capital Stock

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive pro rata the remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority to authorize the issuance from time to time of one or more classes of preferred stock with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by our board of directors providing for the issuance of such preferred stock. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Share History

As of May 10, 2021, our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, of which 37,225,792 shares are issued and outstanding and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 Series A Preferred Shares were issued and 141,186 shares of Series A Preferred Shares were issued and outstanding as of May 10, 2021. All of our shares of stock are in registered form. There are no limitations on the rights to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities, imposed by the laws of the Republic of The Marshall Islands or by our Articles of Incorporation or Bylaws. The rights, preferences and restrictions attaching to each class of shares of our capital stock are described in the “Description of Securities” filed as Exhibit 2.2 to the 2020 Annual Report.

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On October 28, 2015, our board of directors approved the Pyxis Tankers Inc. 2015 equity incentive plan (the “EIP”), providing for the granting of share-based awards to our directors, officers and employees and affiliates and to our consultants and service providers. On November 15, 2017, 200,000 restricted shares of our common stock were granted and issued to one of our senior officers, which were vested immediately upon issuance. During the year ended December 31, 2018, 2019 and 2020, no additional shares were granted under the EIP.

On December 6, 2017, we entered into a securities purchase agreement with certain accredited investors (the “Investors”), pursuant to which we, in a private placement, agreed to issue and sell to the Investors an aggregate of 2,400,000 shares of our common stock at a price per share of $2.00.

On March 30, 2018, we launched our At-The-Market Program (“ATM Program”) under which we may, from time to time, issue and sell shares of our common stock up to an aggregate offering of $2.3 million through a sales agent as either agent or principal. On November 19, 2018, the ATM Program was amended to increase the offering to $3.675 million. As of December 31, 2018, and 2019, we offered and sold of 182,297 and 214,828 shares of common stock, respectively, under the ATM Program. No shares have been sold under the ATM Program in 2020.

In October 2020, we issued 200,000 units (the “Units”) at a price of $25.00 per Unit (the “Series A Preferred Share and Warrants Transaction”). Each Unit was immediately separable into (i) one 7.75% Series A Preferred Share, par value $0.001 per share, and (ii) eight Warrants. Each Warrant will entitle the holder to purchase one common share at an initial exercise price of $1.40 per share at any time prior to October 13, 2025 or, in case of absence of an effective registration statement, to exchange those cashless based on a formula. Any Warrants that remain unexercised on October 13, 2025 shall be automatically exercised by way of a cashless exercise on that date. We also agreed to issue and sell to designees of the underwriter as compensation, two separate types of Underwriter’s Warrants for an aggregate purchase price of $100 (absolute amount). The warrants were issued pursuant to an Underwriting Agreement dated October 8, 2020. The first type of the Underwriter’s Warrants is a warrant for the purchase of an aggregate of 2,000 Series A Preferred Shares at an exercise price of $24.92 and the second type is a warrant for the purchase of an aggregate of 16,000 Warrants at an exercise price of $0.01, at any time on or after April 6, 2021 and prior to October 8, 2025. Each Series A Preferred Share is convertible into common shares at a conversion price of $1.40 per common share, or 17.86 common shares, at any time at the option of the holder, subject to certain customary adjustments. Dividends on the Series A Preferred Shares are cumulative from and including the date of original issuance in the amount of $1.9375 per share each year, which is equivalent to 7.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares are paid monthly in arrears starting November 20, 2020, to the extent declared by our Board of Directors. Please refer to “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources” of the 2020 Annual Report for more information on the foregoing. As of May 10, 2021, a total of 58,814 Series A Preferred Shares had been converted and 144,500 Warrants exercised, resulting in the issuance of 1,197,029 common shares.

During the year ended December 31, 2019, we issued 95,262 of common shares to settle the interest charged on the Amended and Restated Promissory Note. During the year ended December 31, 2020, we issued 260,495 of common shares to settle the interest charged on the Amended and Restated Promissory Note. Through April 2, 2021, we have issued 112,273 common shares to settle the interest charged on the Amended and Restated Promissory Note.

On February 17, 2021, we entered into the 2021 Securities Purchase Agreement with certain accredited investors for the private placement of 14,285,715 shares of our common stock at a purchase price of $1.75 per share, which resulted in gross proceeds of approximately $25.0 million. In connection with the 2021 Private Placement Transaction, we entered into a registration rights agreement pursuant to which we agreed to register for resale all of the shares issued in the 2021 Private Placement Transaction. In addition, we issued warrants to the placement agent, which are exercisable for the purchase of an aggregate of 3% of our shares sold in the 2021 Private Placement Transaction (428,571 warrants to purchase common shares).

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Directors

Our directors are elected by a plurality of the votes cast at a meeting of stockholders entitled to vote. There is no provision for cumulative voting.

Directors are elected annually on a staggered basis. There are three classes of directors; each class serves a separate term length. Our board of directors has the authority to, in its discretion, fix the amounts which shall be payable to members of the board of directors and to members of any committee for attendance at the meetings of the board of directors or of such committee and for services rendered to us.

Certain Provisions of Our Articles of Incorporation and Bylaws

Certain provisions of Marshall Islands law and our Articles of Incorporation and Bylaws could make the acquisition of Pyxis by means of a tender offer, a proxy contest, or otherwise, and the removal of our incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Pyxis to work with our management.

Our Articles of Incorporation and Bylaws include provisions that:

●	allow our board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

●	provide for a classified board of directors with staggered, three year terms;

●	prohibit cumulative voting in the election of directors;

●	prohibit stockholder action by written consent unless consent is signed by all stockholders entitled to vote on the action;

●	authorize the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock cast at an annual meeting of stockholders;

●	require that special meetings of our stockholders be called only by a majority of our board of directors or the chairman of the board; and

●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

Our Articles of Incorporation also prohibit us from engaging in any “Business Combination” with any “Interested Shareholder” (as such terms are explained further below) for a period of three years following the date the stockholder became an Interested Shareholder, unless:

●	prior to such time, our board of directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Shareholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the Business Combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the Interested Shareholder; or

●	the stockholder became an Interested Shareholder prior to March 23, 2015.

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These restrictions shall not apply if:

●	a stockholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Pyxis and such stockholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

●	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of our board of directors then in office (but not less than one) who were directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(a)	a merger or consolidation of Pyxis (except for a merger in respect of which, pursuant to the BCA, no vote of our stockholders is required);

(b)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis (other than to any direct or indirect wholly-owned subsidiary or to Pyxis) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(c)	a proposed tender or exchange offer for 50% or more of our outstanding voting shares.

Our Articles of Incorporation define a “Business Combination” to include:

●	any merger or consolidation of Pyxis or any direct or indirect majority-owned subsidiary of Pyxis with (i) the Interested Shareholder or any of its affiliates, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of Pyxis, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares;

●	any transaction which results in the issuance or transfer by Pyxis or by any direct or indirect majority-owned subsidiary of Pyxis of any shares, or any share of such subsidiary, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger with a direct or indirect wholly-owned subsidiary of Pyxis solely for purposes of forming a holding company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by Pyxis to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by Pyxis; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the any class or series of shares;

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●	any transaction involving Pyxis or any direct or indirect majority-owned subsidiary of Pyxis which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

●	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a stockholder of Pyxis), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted above) provided by or through Pyxis or any direct or indirect majority-owned subsidiary..

Our Articles of Incorporation define an “Interested Shareholder” as any person (other than Pyxis, Maritime Investors and any direct or indirect majority-owned subsidiary of Pyxis or Maritime Investors and its affiliates) that:

●	is the owner of 15% or more of our outstanding voting shares; or

●	is an affiliate or associate of Pyxis and was the owner of 15% or more of the outstanding voting shares of Pyxis at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by Pyxis; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting shares of Pyxis, except as a result of further Company action not caused, directly or indirectly, by such person.

Stockholder Meetings

Under our Bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special stockholder meetings may be called at any time by the majority of our board of directors or the chairman of the board. No business may be conducted at the special meeting other than the business brought before the special meeting by the majority of our board of directors or the chairman of the board. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Interested Transactions

Our Bylaws provide that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of its directors or officers are our directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose, if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to our board of directors or its committee and our board of directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as provided in the BCA, by unanimous vote of the disinterested directors; (ii) the material facts as to the relationship or interest are disclosed to the stockholders, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (iii) the contract or transaction is fair to us as of the time it is authorized, approved or ratified, by our board of directors, its committee or the stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is VStock Transfer, LLC.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “PXS.” The Series A Preferred Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “PXSAP” and “PXSAW”, respectively.

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MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Articles of Incorporation and Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the General Corporation Law of the State of Delaware relating to shareholders’ rights.

STOCKHOLDER MEETINGS

Marshall Islands	Delaware

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally, sent by mail or by electronic mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

STOCKHOLDERS’ VOTING RIGHTS

Marshall Islands	Delaware

Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

MERGER OR CONSOLIDATION

Marshall Islands	Delaware

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

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Dissenters’ Rights of Appraisal

Marshall Islands	Delaware

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares shall not be available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

● Alters or abolishes any preferential right of any outstanding shares having preference; or

● Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

● Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

● Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

DIRECTORS

Marshall Islands	Delaware

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

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REMOVAL

Marshall Islands	Delaware

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.

STOCKHOLDER’S DERIVATIVE ACTIONS

MARSHALL ISLANDS	DELAWARE
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).
In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of outstanding shares or holds voting trust certificates or a beneficial interest in shares representing less than 5% of any class of such shares and the shares, voting trust certificates or beneficial interest of such plaintiff has a fair value of $50,000 or less.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the title, designation, aggregate principal amount and authorized denominations;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount;

●	the maturity date or dates, and the right, if any, to extend such date or dates;

●	the interest rate per annum (which may be fixed or variable), if any, or the method used to determined such rate or rates, whether the rate may be reset upon certain designated events and, in the case of variable rate securities, the notice, if any, to holders regarding the determination of interest and the manner of giving notice;

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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●	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which securities shall be redeemed, purchased, converted or exchanged, including into or for, as applicable, shares of our common stock or preferred stock;

●	the terms and conditions upon which conversion or exchange of any convertible or exchangeable debt securities may be effected, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●	the applicability and terms of any guarantees;

●	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any addition to or change in the events of default set forth in this prospectus and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the debt securities;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form, and if the former, the depository for such global securities;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities.

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Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the applicable prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

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Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

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An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the number and type of our securities purchasable upon exercise of such warrants;

●	the price at which our securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus in any one or more of the following ways:

●	directly to one or more purchasers in privately negotiated transactions;

●	through underwriters;

●	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	through block trades (including crosses) in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	through trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

●	through the writing of options, whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through short sales;

●	in hedging transactions;

●	through a combination of any of the above methods of sale; or

●	by any other method permitted pursuant to applicable law.

●	The prices at which the securities offered by this prospectus are sold may include:

●	a fixed price or prices, which may be changed;

●	prevailing market prices at the time of sale;

●	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	varying prices determined at the time of sale; or

●	negotiated prices.

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At the time a particular offering of our securities is made, a prospectus supplement, if required, will be distributed, which will set forth the terms of the offering, including (1) the aggregate amount of securities being offered, (2) the purchase price of the securities, (3) the initial offering price of the securities, (4) the name or names of any underwriters, broker-dealers or agents, (5) any discounts, commissions and other terms constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, (6) any other offering expenses, (7) any securities exchanges on which the securities may be listed, (8) the method of distribution of the securities, (9) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (10) any other material information.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, in short sale transactions. If such short sale transactions occur, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be deemed to be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of the securities by such participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We, our executive officers, and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

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TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of the 2020 Annual Report incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Most of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. purchasers to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.

EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants, Greece with registration number 107.

The section titled “The International Product Tanker Shipping Industry”, which is included in our annual report (Form 20-F) for the year ended December 31, 2020, which is incorporated by reference herein, has been prepared by Drewry Shipping Consultants Ltd., our industry expert, who has confirmed to us that such section accurately describes the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented. The address of Drewry Shipping Consultants Ltd. is 15-17 Christopher Street, London EC2A 2BS, United Kingdom.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

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We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. We will file a Form 20-F annual report with the SEC within four months following the end of our fiscal year. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 12, 2021;

●	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

●	our Report on Form 6-K filed with the SEC on May 3, 2021; and

●	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part.

These reports contain important information about us, our financial condition and our results of operations.

A copy of any statement of eligibility of trustee on Form T-1 will be filed by post-effective amendment or by incorporation by reference to documents filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.pyxistankers.com, or by writing or calling us at the following address:

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125

Greece

+30 210 638 0200

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You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee	$27,275
FINRA filing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing costs	*
Transfer agent fees	*
NASDAQ listing fee	*
Miscellaneous	*
Total	$27,275

* To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers

I. Article 8, Section 1 of the Bylaws of the registrant provides that:

Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

II. Section 60 of the BCA provides as follows:

Indemnification of directors and officers:

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

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(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III. Indemnification Agreements

The registrant has entered, and expects to continue to enter, into agreements to indemnify its directors, executive officers and other employees as determined by the registrants board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant believes that the provisions in its Bylaws and indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.

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ITEM 9. Exhibits

(a) Exhibits

Exhibit Number	Description of Exhibit	Schedule / Form	File Number	Exhibit	File Date

1.1**	Form of Underwriting Agreement for equity securities
1.2**	Form of Underwriting Agreement for debt securities
4.1#	Specimen Common Stock Certificate of Pyxis Tankers Inc.	F-4	333-203598	4.2	September 28, 2015
4.2#	Form of Certificate of Designation of Series A Preferred Shares	F-1/A	333-245405	4.2	September 28, 2020
4.3#	Form of Warrant Agency Agreement (including Form of Warrant)	F-1/A	333-245405	4.3	September 28, 2020
4.4#	Form of Underwriter’s Warrant (Common Share Warrant)	F-1/A	333-245405	4.4	September 28, 2020
4.5#	Form of Underwriter’s Warrant (Series A Preferred Shares)	F-1/A	333-245405	4.5	September 28, 2020
4.6#	Form of Underwriter’s Warrant (Common Shares Warrant)	F-1	333-253741	4.6	March 1, 2021
4.7**	Specimen Preferred Stock Certificate of Pyxis Tankers Inc.
4.8**	Form of Warrant Agreement and Certificate
4.9*	Form of Senior Debt Securities Indenture
4.10*	Form of Subordinated Debt Securities Indenture
4.11**	Form of Purchase Contract
4.12**	Form of Rights Agreement
4.13**	Form of Unit Agreement
5.1*	Opinion of Seward & Kissel LLP as to the validity of the securities of Pyxis Tankers Inc. being registered
8.1*	Opinion of Seward & Kissel LLP as to certain tax matters
23.1*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A. independent registered public accounting firm of Pyxis Tankers Inc.
23.2*	Consent of Drewry Shipping Consultants Ltd.
23.3*	Consent of Seward & Kissel LLP (included in Exhibits 5.1 and 8.1 hereto)
24.1*	Powers of Attorney (included on the signature page hereto)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture
25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Debt Indenture

#	Indicates a document previously filed with the SEC, incorporated by reference herein.
*	Filed herewith.
**	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the registrant and incorporated by reference into this registration statement.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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ITEM 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marousi and Country of Greece, on the 14th day of May, 2021.

PYXIS TANKERS INC.

By:	/s/ Valentios (“Eddie”) Valentis
Name:	Valentios (“Eddie”) Valentis
Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Valentios (“Eddie”) Valentis and Henry P. Williams, or any of them, with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 14, 2021 in the capacities indicated.

Signature	Title

/s/ Valentios (“Eddie”) Valentis	Chairman, Chief Executive Officer and Director
Valentios (“Eddie”) Valentis	(Principal Executive Officer)

/s/ Henry P. Williams	Chief Financial Officer and Treasurer (Principal
Henry P. Williams	Financial Officer and Principal Accounting Officer)

/s/ Robin P. Das	Director
Robin P. Das

/s/ Basil G. Mavroleon	Director
Basil G. Mavroleon

/s/ Aristides J. Pittas	Director
Aristides J. Pittas

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Pyxis Tankers Inc. in the United States, has signed this Registration Statement on Form F-3 in the City of Vero Beach, State of Florida, on the 14th day of May, 2021.

AUTHORIZED REPRESENTATIVE

By:	/s/ Henry P. Williams
Name:	Henry P. Williams
Title:	Authorized Representative